UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2020

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Karyopharm Therapeutics Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders on May 21, 2020 (the “Annual Meeting”). The following is a summary of the matters voted on at the Annual Meeting.

1.	The Company’s stockholders re-elected Barry E. Greene and Mansoor Raza Mirza, M.D. as class I directors, each to serve on the board of directors of the Company for a three-year term until the 2023 annual meeting of stockholders and until their resignation or removal or until their successors are duly elected and qualified. The results of the stockholders’ vote with respect to the election of such class I directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Barry E. Greene	45,455,869	5,185,961	14,341,318
Mansoor Raza Mirza, M.D.	46,923,175	3,718,655	14,341,318

2.	The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the Annual Meeting. The results of the stockholders’ vote with respect to such approval were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
50,139,831	427,641	74,358	14,341,318

3.	The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining
64,919,486	30,474	33,188

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: May 26, 2020	By:	/s/ Christopher B. Primiano
Christopher B. Primiano
Executive Vice President, Chief Business Officer, General Counsel and Secretary